Exhibit 99.1

PRESS RELEASE

Blackbaud, Inc. Announces Third Quarter 2015 Results
Achieves 9.8% Revenue Growth and 12.5% Non-GAAP Income From Operations Growth;
Updates Full Year Financial Guidance

Charleston, S.C. (October 28, 2015) - Blackbaud, Inc. (NASDAQ:BLKB), the leading provider of software and services for the worldwide philanthropic community, today announced financial results for its third quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	Total revenue growth of 9.8% to $158.8 million

•	Non-GAAP organic revenue growth of 3.5%; 5.5% in constant currency

•	Recurring revenue represented 75.0% of total revenue

•	Total subscriptions revenue growth of 20.7% to $80.9 million

•	Non-GAAP income from operations increased 12.5% to $30.6 million

•	Cash flow from operations of $37.7 million

President and CEO, Mike Gianoni, commented, “We continue to make solid progress as a company and are pleased with our revenue and profitability results for the quarter and year to date. We have just completed our annual user conference with record attendance from the philanthropic community. Our leading solutions, our transition to the cloud and our strategy of open and integrated products are resonating with the market.”

Third Quarter 2015 GAAP Financial Results

Blackbaud generated total revenue of $158.8 million in the third quarter of 2015, an increase of 9.8% compared to $144.6 million in the third quarter of 2014. Income from operations and net income were $14.0 million and $7.9 million, respectively, compared to $13.5 million and $10.4 million, respectively, in the third quarter of 2014. Diluted earnings per share was $0.17 in the third quarter of 2015, compared to $0.23 in the same period last year.

Total revenue, income from operations and net income were positively impacted in the third quarter from growth in subscriptions revenue and contributions from Blackbaud's acquisition of MicroEdge in October 2014. The positive impacts to income from operations and net income were offset by increased amortization of intangible assets arising from acquisitions completed in 2014 as well as increased stock-based compensation.

Third Quarter 2015 Non-GAAP Financial Results

Blackbaud achieved non-GAAP revenue of $159.9 million and non-GAAP organic revenue growth of 3.5% in the third quarter of 2015. On a constant currency basis, non-GAAP organic revenue growth was 5.5% in the third quarter of 2015. Non-GAAP organic revenue growth includes $10.5 million of incremental non-GAAP revenue in the third quarter of 2014 associated with acquired companies, as if the companies were combined throughout the prior period. Non-GAAP organic revenue growth excludes $0.6 million of revenue in the third quarter of 2014 associated with a business divested of in the current fiscal year, in order to present the results of the divested business within the results of the combined company for the same period of time in both the prior and current periods.

PRESS RELEASE

Non-GAAP income from operations increased 12.5% to $30.6 million in the third quarter of 2015, compared to $27.2 million in the same period last year. Non-GAAP net income increased 11.5% to $17.7 million in the third quarter of 2015 compared to $15.8 million in the same period last year. Non-GAAP diluted earnings per share was $0.38 in the third quarter of 2015, up from $0.35 per diluted share in the same period last year. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP income from operations and non-GAAP net income were positively impacted in the third quarter by growth in subscriptions revenue and contributions from Blackbaud's acquisition of MicroEdge in October 2014.

Executive Vice President and CFO, Tony Boor, commented, "We continue to see the benefits of our investments in the business and our strong operational improvement. Our subscription revenue continues to grow at double-digit rates while non-GAAP operating margin has improved year-over-year. In the latest quarter, our non-GAAP operating margin of 19.1% is a 50 basis point improvement over the same quarter last year. The actions we have taken to improve operational efficiency are yielding positive results which allows us to continue to invest in our business."

Full-Year Financial Guidance Update

Blackbaud announced today that it is updating its 2015 full-year financial guidance to include the impact of its acquisition of Smart, LLC ("Smart Tuition"), which closed on October 2, 2015:

•	Non-GAAP revenue of $645.0 million to $653.0 million

•	Non-GAAP income from operations of $120.0 million to $124.0 million

•	Non-GAAP operating margin of 18.6% to 19.0%

•	Non-GAAP diluted earnings per share of $1.48 to $1.52

•	Cash flow from operations of $115.0 million to $119.0 million

Balance Sheet and Cash Flow

The company ended the third quarter with $17.6 million of cash and cash equivalents, compared to $13.2 million on June 30, 2015. The company generated $37.7 million in cash flow from operations during the third quarter, reduced net debt by $20.2 million, returned $5.6 million to stockholders by way of dividend and had cash outlays of $11.4 million for capital expenditures and capitalized software.

To fund the company's acquisition of Smart Tuition on October 2, 2015 for a net purchase price of $187.8 million in cash, the company drew down $186.0 million of cash from its $350.0 million available revolving credit commitments under its senior secured credit facility and paid the remainder with cash on hand. Following the draw down, the total amount outstanding on the letters of credit, revolving credit loans and term loan was $429.0 million. Additional details related to the acquisition of Smart Tuition can be found in the company's filings with the SEC at www.sec.gov and on the company’s website at www.blackbaud.com/investorrelations.

Dividend

Blackbaud announced today that its Board of Directors has approved a fourth quarter 2015 dividend of $0.12 per share payable on December 15, 2015 to stockholders of record on November 25, 2015.

PRESS RELEASE

Conference Call Details

Blackbaud will host a conference call tomorrow, October 29, 2015, at 8:00 a.m. (Eastern Time) to discuss the company's financial results, operations and related matters. To access this call, dial 1-888-461-2018 (domestic) or 1-719-457-2650 (international) and enter passcode 740468. To access a replay of this conference call, which will be available through November 11, 2015, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), and enter passcode 5826172. A live webcast of this conference call will be available on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations and a replay will be archived on the website as well.

Investors and others should note that the company announces material financial information to our investors using its website, www.blackbaud.com, SEC filings, press releases, public conference calls and webcasts. The company uses these channels as well as social media to communicate with its clients and the public about the company, its services and other issues. It is possible that the information the company posts on social media could be deemed material information. Therefore, Blackbaud encourages investors, the media, and others interested in the company to review the information posted on its social media channels listed on the company's Investor Relations page at, www.blackbaud.com/investorrelations.

About Blackbaud

Serving the worldwide philanthropic community for more than 30 years, Blackbaud (NASDAQ:BLKB) combines innovative software and services, and expertise to help organizations achieve their missions. Blackbaud works in over 60 countries to power the passions of more than 30,000 clients, including nonprofits, K-12 private and higher education institutions, healthcare organizations, foundations and other charitable giving entities, and corporations. The company offers a full spectrum of cloud and on-premise solutions, as well as a resource network that empowers and connects organizations of all sizes. Blackbaud's portfolio of software and services support nonprofit fundraising and relationship management, eMarketing, advocacy, accounting, payments and analytics, as well as grant management, corporate social responsibility, and education. Using Blackbaud technology, these organizations raise, invest, manage and award more than $100 billion each year. Recognized as a top company, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: our projected 2015 full year financial results, expectations that our strategic product transitions will result in continued growth in revenue and profitability; continued execution of and benefit from our five growth and operational improvement strategies; and expectations that past investments will continue to yield subscriptions revenue growth, operational efficiencies and improved operating margins. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing clients; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

PRESS RELEASE

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share, EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin. The company has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, the company recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which the company believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for our long-term benefit over multiple periods.

In addition, Blackbaud discusses non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis, which it believes provides useful information for evaluating the periodic growth of its business on a consistent basis. Non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP organic revenue growth reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, non-GAAP organic revenue growth excludes prior period revenue associated with divested businesses in the current fiscal year. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of our current business’ organic revenue growth and revenue run-rate. To determine non-GAAP organic revenue growth on a constant currency basis for the third quarter of 2015, revenues from entities reporting in foreign currencies were translated into U.S. dollars using the comparable prior year period's quarterly weighted average foreign currency exchange rates which resulted in $3.1 million of incremental non-GAAP revenue for the third quarter of 2015. Details of Blackbaud's methodology for calculating non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis can be found on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period to period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are not completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. In addition, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

PRESS RELEASE

Investor Contact:
Jagtar Narula
Blackbaud, Inc.
843-654-2164
jagtar.narula@blackbaud.com

Media Contact:
Nicole McGougan
Blackbaud, Inc.
843-654-3307
nicole.mcgougan@blackbaud.com

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$17,555	$14,735
Donor restricted cash	63,460	140,709
Accounts receivable, net of allowance of $4,448 and $4,539 at September 30, 2015 and December 31, 2014, respectively	78,152	77,523
Prepaid expenses and other current assets	39,557	40,392
Deferred tax asset, current portion	10,608	14,423
Total current assets	209,332	287,782
Property and equipment, net	49,024	50,402
Goodwill	345,770	349,008
Intangible assets, net	204,738	229,307
Other assets	35,300	26,684
Total assets	$844,164	$943,183
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$13,137	$11,436
Accrued expenses and other current liabilities	45,576	52,201
Donations payable	63,460	140,709
Debt, current portion	4,375	4,375
Deferred revenue, current portion	227,161	212,283
Total current liabilities	353,709	421,004
Debt, net of current portion	237,293	276,196
Deferred tax liability	34,800	43,639
Deferred revenue, net of current portion	7,369	8,991
Other liabilities	7,025	7,437
Total liabilities	640,196	757,267
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 56,693,785 and 56,048,135 shares issued at September 30, 2015 and December 31, 2014, respectively	57	56
Additional paid-in capital	265,024	245,674
Treasury stock, at cost; 9,796,306 and 9,740,054 shares at September 30, 2015 and December 31, 2014, respectively	(193,168)	(190,440)
Accumulated other comprehensive loss	(2,020)	(1,032)
Retained earnings	134,075	131,658
Total stockholders’ equity	203,968	185,916
Total liabilities and stockholders’ equity	$844,164	$943,183

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue
Subscriptions	$80,901	$67,043	$233,423	$190,296
Maintenance	38,209	36,821	115,732	109,000
Services	35,905	35,843	100,878	95,768
License fees and other	3,796	4,891	12,030	16,544
Total revenue	158,811	144,598	462,063	411,608
Cost of revenue
Cost of subscriptions	39,485	33,257	115,063	95,130
Cost of maintenance	6,708	6,147	21,179	17,544
Cost of services	26,235	27,111	79,121	78,914
Cost of license fees and other	1,745	1,633	4,052	4,586
Total cost of revenue	74,173	68,148	219,415	196,174
Gross profit	84,638	76,450	242,648	215,434
Operating expenses
Sales and marketing	31,139	27,098	89,424	78,647
Research and development	20,561	19,707	62,003	54,265
General and administrative	18,446	15,519	53,244	42,118
Amortization	524	624	1,536	1,629
Total operating expenses	70,670	62,948	206,207	176,659
Income from operations	13,968	13,502	36,441	38,775
Interest income	8	17	23	46
Interest expense	(1,816)	(1,272)	(5,375)	(4,059)
Loss on sale of business	—	—	(1,976)	—
Loss on debt extinguishment and termination of derivative instruments	—	—	—	(996)
Other income, net	184	29	584	18
Income before provision for income taxes	12,344	12,276	29,697	33,784
Income tax provision	4,433	1,896	10,459	10,310
Net income	$7,911	$10,380	$19,238	$23,474
Earnings per share
Basic	$0.17	$0.23	$0.42	$0.52
Diluted	$0.17	$0.23	$0.41	$0.51
Common shares and equivalents outstanding
Basic weighted average shares	45,616,832	45,196,277	45,576,029	45,160,434
Diluted weighted average shares	46,596,714	45,883,570	46,403,196	45,704,157
Dividends per share	$0.12	$0.12	$0.36	$0.36
Other comprehensive (loss) income
Foreign currency translation adjustment	168	(232)	(354)	(62)
Unrealized (loss) gain on derivative instruments, net of tax	(262)	468	(634)	386
Total other comprehensive (loss) income	(94)	236	(988)	324
Comprehensive income	$7,817	$10,616	$18,250	$23,798

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Nine months ended September 30,
(in thousands)	2015	2014
Cash flows from operating activities
Net income	$19,238	$23,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,340	32,586
Provision for doubtful accounts and sales returns	4,573	3,837
Stock-based compensation expense	17,899	12,492
Excess tax benefits from exercise and vesting of stock-based compensation	(1,490)	(3,762)
Deferred taxes	(2,274)	86
Loss on sale of business	1,976	—
Impairment of capitalized software development costs	—	775
Loss on debt extinguishment and termination of derivative instruments	—	996
Amortization of deferred financing costs and discount	660	524
Other non-cash adjustments	(159)	1,672
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(6,378)	(1,261)
Prepaid expenses and other assets	(324)	(255)
Trade accounts payable	3,284	939
Accrued expenses and other liabilities	(9,027)	2,902
Donor restricted cash	76,091	57,059
Donations payable	(76,091)	(57,059)
Deferred revenue	15,973	10,487
Net cash provided by operating activities	85,291	85,492
Cash flows from investing activities
Purchase of property and equipment	(14,560)	(8,317)
Capitalized software development costs	(10,868)	(6,287)
Purchase of net assets of acquired companies, net of cash acquired	(520)	(33,275)
Net cash used in sale of business	(521)	—
Net cash used in investing activities	(26,469)	(47,879)
Cash flows from financing activities
Proceeds from issuance of debt	83,600	201,000
Payments on debt	(122,581)	(181,095)
Debt issuance costs	(429)	(2,484)
Proceeds from exercise of stock options	23	182
Excess tax benefits from exercise and vesting of stock-based compensation	1,490	3,762
Dividend payments to stockholders	(16,883)	(16,631)
Net cash (used in) provided by financing activities	(54,780)	4,734
Effect of exchange rate on cash and cash equivalents	(1,222)	(276)
Net increase in cash and cash equivalents	2,820	42,071
Cash and cash equivalents, beginning of period	14,735	11,889
Cash and cash equivalents, end of period	$17,555	$53,960

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts and percentages)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
GAAP Revenue	$158,811	$144,598	$462,063	$411,608
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,126	1,600	7,132	1,600
Non-GAAP revenue	$159,937	$146,198	$469,195	$413,208

GAAP gross profit	$84,638	$76,450	$242,648	$215,434
GAAP gross margin	53.3%	52.9%	52.5%	52.3%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,126	1,600	7,132	1,600
Add: Stock-based compensation expense	769	882	2,719	2,711
Add: Amortization of intangibles from business combinations	7,545	5,710	22,750	16,477
Add: Employee severance	527	—	1,467	—
Subtotal	9,967	8,192	34,068	20,788
Non-GAAP gross profit	$94,605	$84,642	$276,716	$236,222
Non-GAAP gross margin	59.2%	57.9%	59.0%	57.2%

GAAP income from operations	$13,968	$13,502	$36,441	$38,775
GAAP operating margin	8.8%	9.3%	7.9%	9.4%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,126	1,600	7,132	1,600
Add: Stock-based compensation expense	6,486	4,448	17,899	12,492
Add: Amortization of intangibles from business combinations	8,068	6,334	24,286	18,106
Add: Employee severance	631	—	2,211	—
Add: Impairment of capitalized software development costs	—	—	—	770
Add: Acquisition-related integration costs	53	238	725	335
Add: Acquisition-related expenses	257	1,080	1,045	1,145
Add: CEO transition costs	—	—	—	870
Subtotal	16,621	13,700	53,298	35,318
Non-GAAP income from operations	$30,589	$27,202	$89,739	$74,093
Non-GAAP operating margin	19.1%	18.6%	19.1%	17.9%

GAAP net income	$7,911	$10,380	$19,238	$23,474

Shares used in computing GAAP diluted earnings per share	46,597	45,884	46,403	45,704
GAAP diluted earnings per share	$0.17	$0.23	$0.41	$0.51

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	16,621	13,700	53,298	35,318
Add: Loss on sale of business	—	—	1,976	—
Add: Loss on debt extinguishment and termination of derivative instruments	—	—	—	996
Less: Tax impact related to Non-GAAP adjustments	(6,863)	(8,236)	(22,680)	(17,028)
Non-GAAP net income	$17,669	$15,844	$51,832	$42,760

Shares used in computing Non-GAAP diluted earnings per share	46,597	45,884	46,403	45,704
Non-GAAP diluted earnings per share	$0.38	$0.35	$1.12	$0.94

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(in thousands, except percentages)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
GAAP net income	$7,911	$10,380	$19,238	$23,474
Non-GAAP adjustments:
Add: Interest, net	1,808	1,255	5,352	4,013
Add: Income tax provision	4,433	1,896	10,459	10,310
Add: Depreciation	4,458	4,596	13,752	13,244
Add: Amortization of intangibles from business combinations	8,068	6,334	24,286	18,106
Add: Amortization of software development costs	1,542	462	3,302	1,236
Subtotal	20,309	14,543	57,151	46,909
EBITDA	$28,220	$24,923	$76,389	$70,383
EBITDA Margin	17.6%	17.0%	16.3%	17.0%
Non-GAAP adjustments:
Add: Other (income) expense, net	(184)	(29)	(584)	(18)
Add: Loss on sale of business	—	—	1,976	—
Add: Loss on debt extinguishment and termination of derivative instruments	—	—	—	996
Add: Acquisition-related deferred revenue write-down	1,126	1,600	7,132	1,600
Add: Stock-based compensation expense	6,486	4,448	17,899	12,492
Add: Employee severance	631	—	2,211	—
Add: Impairment of capitalized software development costs	—	—	—	770
Add: Acquisition-related integration costs	53	238	725	335
Add: Acquisition-related expenses	257	1,080	1,045	1,145
Add: CEO transition costs	—	—	—	870
Subtotal	8,369	7,337	30,404	18,190
Adjusted EBITDA	$36,589	$32,260	$106,793	$88,573
Adjusted EBITDA Margin	22.9%	22.1%	22.8%	21.4%

Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$213	$192	$681	$556
Cost of maintenance	107	161	353	502
Cost of services	449	529	1,685	1,653
Total included in cost of revenue	769	882	2,719	2,711
Included in operating expenses:
Sales and marketing	768	562	2,273	1,621
Research and development	1,145	762	3,309	2,186
General and administrative	3,804	2,242	9,598	5,974
Total included in operating expenses	5,717	3,566	15,180	9,781
Total stock-based compensation expense	$6,486	$4,448	$17,899	$12,492

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$5,761	$4,721	$17,300	$13,715
Cost of maintenance	1,000	114	3,160	344
Cost of services	698	768	2,007	2,100
Cost of license fees and other	86	107	283	318
Total included in cost of revenue	7,545	5,710	22,750	16,477
Included in operating expenses	523	624	1,536	1,629
Total amortization of intangibles from business combinations	$8,068	$6,334	$24,286	$18,106